SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549



                              FORM 8-K/A

                            Current Report
                Pursuant to Section 13 or 15 (d) of the
                    Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported)
                            April 30, 1998

                        INDIANA UNITED BANCORP
        (Exact Name of Registrant as Specified in its Charter)

                                Indiana
            (State or Other Jurisdiction of Incorporation)

     0-12422                              35-1562245
(Commission File Number)           (I.R.S. Employee Identification No.)

201 N. Broadway, Greensburg, Indiana        47240
(Address of principal executive offices)   (Zip Code)

                            (812) 663-0157
          Registrant's telephone number, including area code

Item 2. Acquisition or Disposition of Assets

On April 30, 1998, the Registrant consummated its previously announced merger transaction with P.T.C. Bancorp (the "Merger"). In the Merger, P.T.C. Bancorp was merged into the Registrant and the Registrant acquired a third banking subsidiary, Peoples Trust Company, Brookville, Indiana. The Registrant has issued in connection with the Merger 1,136,417 additional Common Shares.

Item 7. Financial Statements, ProForma Financial Information and Exhibits.

    (a) Financial Statements of Business Acquired. As referenced in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on May 13, 1998, Indiana United Bancorp is hereby filing this Form 8-K/A to submit the following financial statements for P.T.C. Bancorp:

                       (i)  Independent Auditor's Report.

                      (ii)  Consolidated Balance Sheet as of
                            December 31, 1997 and 1996.

                     (iii) Consolidated Statement of Income for the years ended December 31, 1997 and 1996.

                      (iv)  Consolidated Statement of Changes in
                            Stockholders' Equity for the years ended
                            December 31, 1997 and 1996

                       (v) Consolidated Statement of Cash Flows for the years ended December 31, 1997 and 1996

                      (vi)  Notes to Consolidated Financial Statements

                     (vii) Independent Auditor's Report. (Incorporated by reference to Indiana United Bancorp's
                            Registration Statement on Form S-4 filed on
                            March 17, 1998).

                    (viii)  Consolidated Balance Sheet as of
                            December 31, 1996 and 1995. (Incorporated by reference to Indiana United Bancorp's
                            Registration Statement on Form S-4 filed on
                            March 17, 1998).

                      (ix) Consolidated Statement of Income for the years ended December 31, 1996 and 1995. (Incorporated by reference to Indiana United Bancorp's Registration Statement on Form S-4 filed on March 17, 1998).

                       (x)  Consolidated Statement of Changes in
                            Stockholders' Equity for the years ended
                            December 31, 1996 and 1995. (Incorporated by reference to Indiana United Bancorp's
                            Registration Statement on Form S-4 filed on
                            March 17, 1998).

                      (xi) Consolidated Statement of Cash Flows for the years ended December 31, 1996 and 1995. (Incorporated by reference to Indiana United Bancorp's Registration Statement on Form S-4 filed on March 17, 1998).

                     (xii) Notes to Consolidated Financial Statements. (Incorporated by reference to Indiana United Bancorp's Registration Statement on Form S-4 filed on March 17, 1998).

                    (xiii) Consolidated Condensed Balance Sheet as of March 31, 1998 (unaudited).

                     (xiv) Consolidated Condensed Statement of Income for the three months ended March 31, 1998 and 1997 (unaudited).

                      (xv) Consolidated Condensed Statement of Changes in Stockholders' Equity for the three months ended March 31, 1998 and 1997 (unaudited).

                     (xvi) Consolidated Condensed Statement of Cash Flows for the three months ended March 31, 1998 and 1997 (unaudited).

                    (xvii) Notes to Consolidated Condensed Financial Statements (unaudited).

    (b) Pro Forma Financial Information. As referenced in the Current Report on Form 8-K filed with the Commission on May 13, 1998, Indiana United Bancorp is hereby filing this Form 8-K/A to submit the following pro forma financial information:
                       (i)  Pro Forma Condensed Combined Financial
                            Information including Balance Sheet as of December 31, 1997 and Statements of Income for each of the years in the three-year period ended December 31, 1997.

                      (ii)  Pro Forma Condensed Combined Financial
                            Information including Balance Sheet as of March 31, 1998 and Statement of Income for the three months ended March 31, 1998.

    (c)  Exhibits:

                      (20)  Registration statement on Form S-4 filed by
                             Indiana United Bancorp on March 17, 1998 incorporated by reference

                      (23)  Consent of Crowe Chizek and Company LLP

                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 13, 1998

                                INDIANA UNITED BANCORP


                                 /s/Robert E. Hoptry
                                Chairman and Chief Executive Officer

              INDEX OF FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Financial Statements of Business Acquired.

                       (i)  Independent Auditor's Report.

                      (ii)  Consolidated Balance Sheet as of
                            December 31, 1997 and 1996.

                     (iii) Consolidated Statement of Income for the years ended December 31, 1997 and 1996.

                      (iv)  Consolidated Statement of Changes in
                            Stockholders' Equity for the years ended
                            December 31, 1997 and 1996

                       (v) Consolidated Statement of Cash Flows for the years ended December 31, 1997 and 1996

                      (vi)  Notes to Consolidated Financial Statements

                     (vii) Independent Auditor's Report. (Incorporated by reference to Indiana United Bancorp's
                            Registration Statement on Form S-4 filed on
                            March 17, 1998).

                    (viii) Consolidated Balance Sheet as of December 31, 1996 and 1995. (Incorporated by reference to Indiana United Bancorp's Registration Statement on Form S-4 filed on March 17, 1998).

                      (ix) Consolidated Statement of Income for the years ended December 31, 1996 and 1995. (Incorporated by reference to Indiana United Bancorp's Registration Statement on Form S-4 filed on March 17, 1998).

                       (x)  Consolidated Statement of Changes in
                            Stockholders' Equity for the years ended
                            December 31, 1996 and 1995. (Incorporated by reference to Indiana United Bancorp's
                            Registration Statement on Form S-4 filed on
                            March 17, 1998).

                      (xi) Consolidated Statement of Cash Flows for the years ended December 31, 1996 and 1995. (Incorporated by reference to Indiana United Bancorp's Registration Statement on Form S-4 filed on March 17, 1998).

                     (xii) Notes to Consolidated Financial Statements. (Incorporated by reference to Indiana United Bancorp's Registration Statement on Form S-4 filed on March 17, 1998).

                    (xiii) Consolidated Condensed Balance Sheet as of March 31, 1998 (unaudited).

                     (xiv) Consolidated Condensed Statement of Income for the three months ended March 31, 1998 and 1997 (unaudited).

                      (xv) Consolidated Condensed Statement of Changes in Stockholders' Equity for the three months ended March 31, 1998 and 1997 (unaudited).

                     (xvi) Consolidated Condensed Statement of Cash Flows for the three months ended March 31, 1998 and 1997 (unaudited).

                    (xvii) Notes to Consolidated Condensed Financial Statements (unaudited).

    (b)  Pro Forma Financial Information.

                       (i)  Pro Forma Condensed Combined Financial
                            Information including Balance Sheet as of December 31, 1997 and Statements of Income for each of the years in the three-year period ended December 31, 1997.

                      (ii)  Pro Forma Condensed Combined Financial
                            Information including Balance Sheet as of March 31, 1998 and Statement of Income for the three months ended March 31, 1998.

    (c)  Exhibits:

          (20) Registration statement on Form S-4 filed by Indiana United Bancorp on March 17, 1998 incorporated by reference.


          (23) Consent of Crowe Chizek and Company LLP

ITEM 7. FINANCIAL STATEMENTS
----------------------------

                        REPORT OF INDEPENDENT AUDITORS




Board of Directors and Shareholders
P.T.C. Bancorp
Brookville, Indiana


We have audited the accompanying consolidated balance sheets of P.T.C. Bancorp,as of December 31, 1997 and 1996, and the related consolidated statements of income, cash flows, and changes in shareholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of P.T.C. Bancorp as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




/s/ Crowe, Chizek and Company LLP

Indianapolis, Indiana
January 22, 1998

                                P.T.C. BANCORP
                         CONSOLIDATED BALANCE SHEETS
                          December 31, 1997 and 1996
              (dollar references in thousands except share data)
------------------------------------------------------------------------------

                                                           1997          1996
ASSETS
Cash and cash equivalents                              $ 29,196      $ 26,185
Interest bearing balances with financial institutions       999         1,897
Securities available for sale, at fair value             32,362        38,376
Securities held to maturity                              24,182        25,219
Loans held-for-sale                                       1,580           430
Loans                                                   225,173       196,533
Allowance for loan losses                                (2,721)       (2,000)
                                                       --------      --------
Net loans                                               222,452       194,533
Premises and equipment, net                               3,982         3,512
Intangible assets                                         1,629         1,619
Accrued interest receivable and other assets              5,611         4,805
                                                       --------      --------

                                                       $321,993      $296,576
                                                       ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Deposits
     Non-interest bearing deposits                     $ 26,297      $ 32,350
     Interest bearing deposits                          267,545       238,777
                                                       --------      --------
        Total deposits                                  293,842       271,127
   Notes payable                                              -           500
   Accrued interest payable and other liabilities         3,922         3,296
                                                       --------      --------
        Total liabilities                               297,764       274,923

Shareholders' equity
   Preferred stock, no par value; 1,000,000 shares
   authorized, no shares issued and outstanding
   Common stock, $1 stated value:  2,000,000 shares
   authorized, 1,026,401 and 1,024,276
   shares outstanding                                     1,026         1,024
   Additional paid-in capital                            10,445        10,413
   Retained earnings                                     12,607        10,018
   Unrealized gain on securities available for sale         151           198
                                                        -------      --------
        Total shareholders' equity                       24,229        21,653
                                                        -------      --------
                                                       $321,993      $296,576
                                                       ========      ========

                           See accompanying notes.

                                P.T.C. BANCORP
                      CONSOLIDATED STATEMENTS OF INCOME
                    Years ended December 31, 1997 and 1996
            (dollar references in thousands except per share data)
------------------------------------------------------------------------------

                                                             1997         1996
INTEREST INCOME
   Loans, including fees                                  $19,567      $17,125
   Interest on investment securities
      Taxable securities                                    2,156        2,440
      Non-taxable securities                                1,260        1,191
   Balances with financial institutions                        90          130
   Federal funds sold                                         510          433
                                                          -------      -------
      Total interest income                                23,583       21,319

Interest expense
   Deposits                                                11,883       10,837
   Notes payable                                               28           60
                                                          -------      -------
      Total interest expense                               11,911       10,897
                                                          -------      -------

Net interest income                                        11,672       10,422

Provision for loan losses                                   1,506          828
                                                          -------       ------

Net interest income after provision for loan losses        10,166        9,594

Non-interest income
   Service charges on deposit accounts                      1,221        1,199
   Mortgage banking income                                  1,116          795
   Securities gains                                             3          104
   Travel commission income                                     -           66
   Other income                                               195          185
                                                          -------       ------

      Total non-interest income                             2,535        2,349

Non-interest expenses
   Salaries and employee benefits                           4,498        4,137
   Occupancy and equipment expense                          1,082          832
   Data processing expense                                    373          372
   FDIC assessment                                             26            2
   Other operating expenses                                 1,850        1,760
                                                          -------      -------
      Total non-interest expense                            7,829        7,103
                                                          -------      -------

Income before income taxes                                  4,872        4,840

Provision for income taxes                                  1,442        1,564
                                                          -------      -------

Net income                                                $ 3,430      $ 3,276
                                                          =======      =======

Earnings per share                                        $  3.35      $  3.17
                                                          =======      =======

Earnings per share, assuming dilution                     $  3.30      $  3.13
                                                          =======      =======

                           See accompanying notes.

                                P.T.C. BANCORP
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                    Years ended December 31, 1997 and 1996
            (dollar references in thousands except per share data)
------------------------------------------------------------------------------

                                                                1997      1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                $  3,430   $ 3,276
  Adjustments to reconcile net income to net cash
    from operating activities:
      Depreciation                                               367       282
      Provision for loan losses                                1,506       828
      Gain on sale of securities                                  (3)     (104)
      Change in loans held-for-sale                           (1,150)    1,687
      Amortization of intangible assets                          231       219
      Change in accrued interest receivable and other assets    (577)   (1,257)
      Net amortization/(accretion) on securities                 103       115
      Change in accrued interest payable and other liabilities   626       537
                                                             -------   -------
         Net cash from operating activities                    4,533     5,583

CASH FLOWS FROM INVESTING ACTIVITIES:
  Property and equipment expenditures                           (837)     (727)
  Loans made to customers and principal collections thereon  (29,425)  (26,021)
  Proceeds from sales of securities available for sale         5,501     3,737
  Proceeds from maturities and principal paydowns
    of securities available for sale                           7,675    13,921
  Proceeds from maturities and principal paydowns
    of securities held to maturity                             4,997     7,121
  Purchases of securities available for sale                  (7,419)  (17,615)
  Purchases of securities held to maturity                    (4,021)  (12,807)
  Net change in deposits with other financial institutions       898       489
                                                            --------  --------
     Net cash from investing activities                      (22,631)  (31,902)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in deposit accounts                              22,416    29,392
  Payments on note payable                                      (500)     (500)
  Dividends paid                                                (841)     (679)
  Redemption of common stock                                       -      (690)
  Proceeds from issuance of stock                                 34       507
                                                            --------   -------
     Net cash from financing activities                       21,109    28,030
                                                            --------   -------

NET CHANGE IN CASH AND CASH EQUIVALENTS                        3,011     1,711

Cash and cash equivalents at beginning of year                26,185    24,474
                                                            --------   -------

Cash and cash equivalents at end of year                    $ 29,196  $ 26,185
                                                            ========  ========

Cash paid during the period for:
   Interest                                                 $ 11,435  $ 10,879
   Income taxes                                                1,420     1,722

                            See accompanying notes

                                P.T.C. BANCORP
          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                    Years ended December 31, 1997 and 1996
            (dollar references in thousands except per share data)
------------------------------------------------------------------------------

                                                         Unrealized
                                                         gain/(loss)
                                                         Securities      Total
                                Common  Paid-in Retained Available Shareholders'
                                 Stock  Capital Earnings  for Sale      Equity
                                 -----  ------  --------   -------      ------
BALANCES AT JANUARY 1, 1996    $  924  $ 7,909   $10,208      $177    $19,218
Net income                                         3,276                3,276
Cash dividends ($.66 per share)                     (679)                (679)
10% stock dividend                 93    2,694    (2,787)                   -
Redemption of shares
(22,634 shares)                   (23)    (667)                          (690)
Exercise of stock options
(1,469 shares)                      1       20                             21
Issuance of shares to existing
  shareholders (28,449 shares)     29      457                            486
Change in unrealized gain/(loss)                                21         21
                               ------  -------   -------      ----    -------

BALANCE AT DECEMBER 31, 1996   $1,024  $10,413   $10,018      $198    $21,653
Net income                                         3,430                3,430
Cash dividend ($.82 per share)                      (841)                (841)
Exercise of stock options
(2,125 shares)                      2       32       (34)
Change in unrealized gain/(loss)                               (47)       (47)
                               ------  -------   -------      -----   -------
Balance at December 31, 1997   $1,026  $10,445   $12,607      $151    $24,229
                               ======  =======   =======      ====    =======

                            See accompanying notes

                                P.T.C. BANCORP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1997 and 1996
                       (dollar references in thousands)
------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: The consolidated financial statements include the accounts of P.T.C. Bancorp (Company) and its wholly-owned subsidiary, People's Trust Company (Bank). All significant inter-company transactions have been eliminated in consolidation.

Description of Business: P.T.C. Bancorp generates mortgage, commercial, and installment loans and receives deposits from customers located primarily in southeastern Indiana. The majority of the Company's loans are secured by specific items of collateral including business assets, consumer assets and real property. More than 90% of its revenues are derived from banking activities.

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates. Estimates that are more susceptible to change in the near term include the allowance for loan losses and fair values of financial instruments.

Cash and Cash Equivalents: Cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods. The Company reports net cash flows for customer loan transactions, deposit transactions, and deposits made with other institutions.

Securities: Securities are classified by management at date of purchase as available for sale or held to maturity. Securities classified as available for sale are securities that might be sold in response to changes in interest rates, changes in prepayment risk, or other similar factors, and which are carried at fair value. The unrealized gain/(loss) on securities available for sale is reflected as a separate component of shareholders' equity, net of tax. Securities classified as held to maturity are securities that the Company has both the ability and positive intent to hold to maturity and are carried at amortized cost (cost adjusted for amortization of premium or accretion of discounts). Interest income on securities is recognized using the level yield basis. Gains and losses on sales of securities are computed on a specific identification basis.

Loans Held for Sale: During the normal course of business, the Company originates certain mortgage loans for the purpose of selling them in certain secondary markets. These loans are carried at the lower of aggregate cost or market value.

Loans: Loans are reported at the principal balance outstanding, net of deferred loan fees and costs, the allowance for loan losses, and charge-offs. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.

                                P.T.C. BANCORP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1997 and 1996
                       (dollar references in thousands)
------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Interest income is not reported when full loan repayment is in doubt, typically when payments are past due over 90 days. Interest received on such loans is recognized on the cash basis or reported as principal reductions.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required based on past loan loss experience, known and inherent risks in the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off.

Loan impairment is reported when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, and credit card loans, and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate. Loans are evaluated for impairment when payments are delayed, typically 90 days or more, or when the internal grading system indicates a doubtful classification.

Servicing Rights: Servicing rights represent the allocated value of servicing rights retained on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates and term. Any impairment of a grouping is reported as a valuation allowance.

Premises and Equipment: Premises and equipment are stated at cost, net of accumulated depreciation. Depreciation is charged to operating expense over the useful lives of assets and is computed on straight-line and accelerated methods. Maintenance and repairs are charged to operations as incurred. Improvements are capitalized and disposals are recorded in the year sold or abandoned.

Intangible Assets: Intangible assets consist of goodwill and core deposit intangibles. Goodwill is being amortized on a straight-line method over fifteen years. The core deposit is being amortized based on the estimated life of the deposits assumed, which is ten years.

                                P.T.C. BANCORP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1997 and 1996
                       (dollar references in thousands)
------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Options: No expense for stock options is recorded, as the grant price equals the market price of the stock at grant date. Pro forma disclosure of net income and earnings per share are not presented because the fair value of options granted during 1997 and 1996 is not material.

Income Taxes: Deferred tax liabilities and assets are determined at each balance sheet date. They are measured by applying enacted tax laws to future amounts that will result from differences in the financial statement and tax basis of assets and liabilities. Recognition of deferred tax assets is limited by the establishment of a valuation reserve unless management concludes that they are more likely than not going to result in future tax benefits to the Company. Income tax expense is the amount paid for the current year income tax liability plus or minus the change in deferred taxes.

Dividend Restriction: Banking regulations require the maintenance of certain capital levels and may limit the amount of dividends which may be paid by the bank to the holding company or by the holding company to shareholders. Earnings Per Share: Basic earnings per share is based on weighted-average common shares outstanding. Diluted earnings per share further assumes issue of any dilutive potential common shares. The accounting standard for computing earnings per share was revised for 1997, and all earnings per share previously reported are restated to follow the new standard. Earnings per share are restated for all subsequent stock dividends and splits.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Future Accounting Changes: New accounting standards have been issued which will require future reporting of comprehensive income (net income plus changes in holding gains and losses on available for sale securities) and may require re-determination of industry segment financial information.

                                P.T.C. BANCORP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1997 and 1996
                       (dollar references in thousands)
------------------------------------------------------------------------------

NOTE 2 - SECURITIES

The amortized cost and fair values of securities available for sale are as follows at December 31:

                                             1997
                                             ----
                                                 Gross       Gross
                                Amortized   Unrealized  Unrealized        Fair
                                     Cost        Gains      Losses       Value
                                   ------        -----      ------     -------
U.S. Treasury and government
  agency securities               $21,975         $159        $(11)    $22,123
State and political subdivisions    3,407           69           -       3,476
Mortgage-backed and other
  asset-backed securities           3,596           68         (33)      3,631
Corporate debt securities           1,500            -          (2)      1,498
Equity securities                   1,634            -           -       1,634
                                  -------         ----        ----     -------
   Totals                         $32,112         $296        $(46)    $32,362
                                  =======         ====        ====     =======

                                               1996
                                               ----
                                                 Gross        Gross
                                Amortized   Unrealized   Unrealized       Fair
                                     Cost        Gains       Losses      Value
                                     ----        -----       ------      -----
U.S. Treasury and government
  agency securities               $30,066         $255        $(43)    $30,278
State and political subdivisions    1,971           64           -       2,035
Mortgage-backed and other
  asset-backed securities           2,583           46          (7)      2,622
Corporate debt securities           1,906           38         (24)      1,920
Equity securities                   1,521            -           -       1,521
                                  -------       ------       ------     --------
   Totals                         $38,047         $403        $(74)    $38,376
                                  =======        =====       ======    =======

The amortized cost and fair values of securities held to maturity are as follows at December 31:

                                               1997
                                               ----
                                                   Gross       Gross
                                   Amortized  Unrealized  Unrealized      Fair
                                        Cost       Gains      Losses     Value
                                        ----       -----      ------     -----
State and political subdivisions     $22,741        $272         $(1)  $23,012
Other securities                       1,441         122           -     1,563
                                     -------      ------       ------  -------

   Totals                            $24,182        $394         $(1)  $24,575
                                     =======      ======       ======  =======

                                P.T.C. BANCORP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1997 and 1996
                       (dollar references in thousands)
------------------------------------------------------------------------------

NOTE 2 - SECURITIES (Continued)

                                                     1996
                                                     ----
                                                    Gross       Gross
                                   Amortized   Unrealized  Unrealized     Fair
                                        Cost        Gains      Losses    Value
                                        ----        -----      ------    -----
State and political subdivisions     $24,188         $228       $(51)  $24,365
Other securities                       1,031           68         (3)    1,096
                                     -------         ----       ----   -------
   Totals                            $25,219         $296       $(54)  $25,461
                                     =======         ====       ====   =======

The amortized cost and fair value of securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                     Available for Sale       Held to Maturity
                                     ------------------       ----------------
                                     Amortized     Fair       Amortized   Fair
                                     Cost         Value       Cost       Value
                                     -----        -----       ----       -----
Due in one year or less            $ 5,550      $ 5,525      $ 5,933   $ 5,951
Due after one year through
  five years                        20,323       20,498       16,655    16,896
Due after five years through
  ten years                          1,154        1,194        1,109     1,131
Due after ten years                     50           50          485       597
                                   -------     --------      -------   --------
Total fixed maturity debt
  securities                       $27,077      $27,267      $24,182   $24,575
Mortgage-backed securities           3,401        3,461            -         -
Equity securities                    1,634        1,634            -         -
                                   -------      -------      -------   -------
                                   $32,112      $32,362      $24,182   $24,575
                                   =======      =======      =======   =======

Gross gains of $15 and gross losses of $12 were realized on the sale of available for sale securities in 1997. Gross gains of $122 and gross losses of $18 were realized on the sale of available for sale securities in 1996.

At December 31, 1997 and 1996, securities carried at $1,631 and $2,264 were pledged to secure public deposits and for other purposes.

                                P.T.C. BANCORP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1997 and 1996
                       (dollar references in thousands)
------------------------------------------------------------------------------

NOTE 3 - LOANS

Loans are comprised of the following classifications:
                                                 1997                   1996
                                                 ----                   ----
Real estate-residential                        $ 88,619              $ 74,003
Real estate-commercial                           67,903                43,370
Real estate construction                         10,510                13,650
Commercial                                       36,115                41,655
Consumer                                         19,607                21,325
Other                                             2,793                 2,875
Deferred loan fees                                 (374)                 (345)
                                               --------              --------
                                               $225,173              $196,533
                                               ========              ========

Mortgage loans serviced for others are not reported as assets. These loans totaled $109,268 and $86,495 at year-end 1997 and 1996. At year-end 1997 and 1996, mortgage servicing rights were $529 and $225. Activity during 1997 included $469 of additions and amortization expense of $165. There was no mortgage servicing rights valuation allowance at year-end 1997 or 1996.


NOTE 4 - ALLOWANCE FOR LOAN LOSSES

An analysis of the allowance for loan losses follows:

                                                              1997       1996
                                                              ----       ----
Beginning balance                                            $2,000    $1,722
Provision for loan losses                                     1,506       828
Losses charged to the allowance                                (929)     (726)
Recoveries credited to the allowance                            144       176
                                                             ------    ------
Ending balance                                               $2,721    $2,000
                                                             ======    ======

Impaired loans were as follows:

                                                               1997      1996
                                                               ----      ----
Year-end loans with no allowance for loan losses allocated     $238    $    -
Year-end loans with allowance for loan losses allocated           -     1,300
Amount of the allowance allocated                                 -       475

Average of impaired loans during the year                       976       844
Interest income recognized during impairment                     63        28
Cash-basis interest income recognized                            63        28

                                P.T.C. BANCORP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1997 and 1996
                       (dollar references in thousands)
------------------------------------------------------------------------------

NOTE 5 - PREMISES AND EQUIPMENT

A summary of premises and equipment at December 31 follows:

                                                  1997            1996
                                                  ----            ----
     Land                                         $  552          $  352
     Buildings and improvements                    3,888           3,738
     Equipment and furniture                       2,954           2,482
                                                  ------          ------
        Total                                      7,394           6,572
     Less accumulated depreciation                 3,412           3,060
                                                  ------          ------
        Total premises and equipment, net         $3,982          $3,512
                                                  ======          ======

NOTE 6 - DEPOSITS

Certificates of deposits in denominations of $100 or more as of December 31, 1997 and 1996 were $34,965 and $28,949.

At year-end 1997, stated maturities of time deposits were:
                      1998                        $126,960
                      1999                          40,584
                      2000                           7,604
                      2001                           2,940
                      2002                           1,054
                      Thereafter                         5

                                P.T.C. BANCORP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1997 and 1996
                       (dollar references in thousands)
------------------------------------------------------------------------------

NOTE 7 - BENEFIT PLANS

The Company maintains a 401(K) profit-sharing plan covering substantially all employees. Under this plan, employer matching contributions are 50% of employee contributions, up to 6% of eligible salary, plus a profit sharing allocation to all eligible employees. Annual contributions are at the discretion of the Board of Directors. Contributions provided for the 401(K) plan and charged to operations totaled $183 and $158 in 1997 and 1996.

The Company maintains a stock option plan covering directors and executive officers. Options are granted at no less than fair value of the Company's stock. Accordingly, no compensation cost has been recognized. Options under the officer plan are generally subject to a 4-year vesting schedule, and expire five years from date of vesting. There were no options granted during 1997, and 5,060 during 1996. At year-end 1997, there were 30,731 options outstanding under the officer plan with a weighted average exercise price of $16.93, and range of exercise prices of $14.65 - $27.27. There were no options granted in 1996 or 1997 under the director's plan. All remaining shares outstanding under the director's plan were exercised during 1997.

                                P.T.C. BANCORP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1997 and 1996
                       (dollar references in thousands)
------------------------------------------------------------------------------

NOTE 8 - EARNINGS PER SHARE

                                                         1997            1996
                                                         ----            ----
     EARNINGS PER SHARE

     Net income available to common shareholders       $   3,430     $   3,276
                                                       =========     =========

     Weighted average common shares outstanding        1,025,072     1,031,922
                                                       =========     =========

        EARNINGS PER SHARE                             $    3.35     $    3.17
                                                       =========     =========

     EARNINGS PER SHARE ASSUMING DILUTION
        Net income available to common
          shareholders                                 $   3,430     $   3,276
                                                       =========     =========

        Weighted average common shares
          outstanding                                  1,025,072     1,031,922
        Add:  Dilutive effect of assumed
          exercise of stock options                       15,161        14,466
                                                       ---------     ---------

        Weighted average common and dilutive
          potential common shares outstanding          1,040,233     1,046,388
                                                       =========     =========

        EARNINGS PER SHARE ASSUMING DILUTION           $    3.30     $    3.13
                                                       =========     =========

                                P.T.C. BANCORP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1997 and 1996
                       (dollar references in thousands)
------------------------------------------------------------------------------

NOTE 9 - INCOME TAXES

An analysis of the components of income taxes follows:


                                                              1997       1996
                                                              ----       ----
Current income taxes                                        $1,712     $1,552
Deferred income taxes                                         (270)        12
                                                            ------     ------

   Total income taxes                                       $1,442     $1,564
                                                            ======     ======

The difference between the financial statement tax provision and amounts computed by applying the federal income tax rate of 34% to pretax income is reconciled as follows:

                                                              1997       1996
                                                              ----       ----
Computed expected provision                                 $1,656     $1,645
Tax effect of:
   Tax-exempt interest income                                 (602)      (545)
   Non-deductible interest expense                             103         94
   State income tax, net                                       280        279
   Other items                                                   5         91
                                                            ------     ------

      Applicable income tax                                 $1,442     $1,564
                                                            ======     ======

The net deferred tax asset is comprised of the following components:

                                                              1997       1996
                                                              ----       ----
Deferred tax assets:
   Allowance for loan losses                                 $ 835      $ 550
   Deferred compensation                                        77         56
   Core deposit intangibles                                     81         67
   Other                                                         -          5
                                                             -----      -----
                                                             $ 993      $ 678
Deferred tax liabilities:
   Unrealized gain on securities available for sale            (99)      (130)
   Depreciation                                                (78)       (33)
   Accretion on securities                                     (19)       (20)
   Other                                                        (2)         -
                                                             -----      -----
                                                             $(198)     $(183)
Valuation allowance                                              -          -
                                                             -----      -----

   Net deferred tax asset                                    $ 795      $ 495
                                                             =====      =====

                                P.T.C. BANCORP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1997 and 1996
                       (dollar references in thousands)
------------------------------------------------------------------------------

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company, in the ordinary course of business, has loans, commitments and contingent liabilities, such as guarantees, commitments to extend credit, etc., which are not reflected in the accompanying consolidated balance sheets. The Company's exposure to credit loss in the event of nonperformance by the other party to the financial guarantees is represented by the contractual amounts of those instruments. The Company uses the same credit policy to make such commitments as it uses for on-balance-sheet items.

The contractual amount of these financial instruments are summarized as follows:

                                                        1997             1996
                                                        ----             ----
Commitments to extend credit                         $27,591          $26,634
Standby letters of credit                                374            2,349

The commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established under the contract.
Generally, such commitments are for no more than one year, and most are variable rate contracts. These commitments are primarily credit card, overdraft protection, and commercial lines of credit.

Since many commitments expire without being used, the amounts do not necessarily represent future cash commitments. Collateral obtained upon exercise of the commitment is determined using management's credit evaluation of the borrower, and may include accounts receivable, inventory, property, land and other items.

At December 31, 1997 and 1996, the Company was required by the Federal Reserve to have $4,144 and $3,542 on deposit or as cash in hand. These reserves do not earn interest.


NOTE 11 - RELATED PARTY TRANSACTIONS

Certain directors, officers and principal shareholders of the Company were also customers of the Bank. The aggregate amount of loans to these persons totaled $1,252 and $2,139 at December 31, 1997 and 1996.

Related party deposits totaled $1,739 and $1,337 at year-end 1997 and 1996.

                                P.T.C. BANCORP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1997 and 1996
                       (dollar references in thousands)
------------------------------------------------------------------------------

NOTE 12 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value approximates carrying amount for all items except those described below. Estimated fair value for securities is based on quoted market values for their individual securities or for equivalent securities.
Estimated fair value for loans is based on the rates charged at year end for new loans with similar maturities, applied until the loan is assumed to re-price or be paid. Estimated fair value for IRA's, time CDs, and agreements to repurchase is based on the rates paid at year end for new deposits or borrowings, applied until maturity. Estimated fair value for other financial instruments and off-balance-sheet loan commitments are considered nominal.

The estimated fair values of financial instruments at December 31 are as follows:

                                      --------- 1 9 9 7 ----------
                                      Carrying Value    Fair Value
                                      --------------    ----------
Financial assets:
   Cash and short-term investments      $  30,195       $  30,195
   Securities available for sale           32,362          32,362
   Securities held to maturity             24,182          24,575
   Loans                                  225,173         225,429
Financial liabilities:
   Deposits                              (293,842)       (294,790)

                                      --------- 1 9 9 6 ----------
                                      Carrying Value    Fair Value
                                      --------------    ----------
Financial assets:
   Cash and short-term investments      $  28,082       $  28,082
   Securities available for sale           38,376          38,376
   Securities held to maturity             25,219          25,461
   Loans                                  196,533         196,816
Financial liabilities:
   Deposits                              (271,127)       (271,807)
   Notes payable                             (500)           (500)

                                P.T.C. BANCORP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1997 and 1996
                       (dollar references in thousands)
------------------------------------------------------------------------------

NOTE 13 - REGULATORY MATTERS

The Company and Bank are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.
The minimum requirements are:

                                     Capital to Risk-
                                     Weighted Assets
                                     ---------------          Tier 1 Capital
                                  Total          Tier 1     to Average Assets
                                  -----          ------     -----------------
Well capitalized                   10%             6%               5%
Adequately capitalized              8%             4%               4%
Undercapitalized                    6%             3%               3%

The actual capital levels and minimum required levels were:

                                                           Minimum Required
                                                              To Be Well
                                   Minimum Required           Capitalized
                                      For Capital      Under Prompt Corrective
                    Actual         Adequacy Purposes      Action Regulations
                    ------         -----------------       ----------------
1997           Amount    Ratio      Amount    Ratio         Amount    Ratio
----           ------    -----      ------     -----        ------    -----
Total Capital (to Risk Weighted Assets)
Consolidated  $25,099    11.8%      $16,961     8.0%        $21,202   10.0%
Bank          $24,219    11.3%      $17,097     8.0%        $21,371   10.0%

Tier I Capital (to Risk Weighted Assets)
Consolidated  $22,449    10.6%      $ 8,481     4.0%        $12,721    6.0%
Bank          $21,547    10.1%      $ 8,548     4.0%        $12,823    6.0%

Tier 1 Capital (to Average Assets)
Consolidated  $22,449     7.0%      $12,813     4.0%        $16,016    5.0%
Bank          $21,547     6.7%      $12,766     4.0%        $15,958    5.0%

                                P.T.C. BANCORP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1997 and 1996
                       (dollar references in thousands)
------------------------------------------------------------------------------

NOTE 13 - REGULATORY MATTERS (CONTINUED)

                                                          Minimum Required
                                                             To Be Well
                                  Minimum Required          Capitalized
                                     For Capital       Under Prompt Corrective
                   Actual         Adequacy Purposes       Action Regulations
                   ------         -----------------       ------------------
1996           Amount    Ratio     Amount     Ratio         Amount    Ratio
----           ------    -----     ------     -----         ------    -----
Total Capital (to Risk Weighted Assets)
Consolidated  $21,836    11.6%     $15,055     8.0%          $18,819   10.0%
Bank          $21,487    11.5%     $14,995     8.0%          $18,744   10.0%

Tier I Capital (to Risk Weighted Assets)
Consolidated  $19,836    10.5%     $ 7,528     4.0%          $11,291    6.0%
Bank          $19,487    10.4%     $ 7,498     4.0%          $11,246    6.0%

Tier 1 Capital (to Average Assets)
Consolidated  $19,836     6.7%     $11,795     4.0%          $14,744    5.0%
Bank          $19,487     6.6%     $11,753     4.0%          $14,692    5.0%

The Company and Bank at year-end 1997 were categorized as well capitalized.

NOTE 14 - PENDING BUSINESS COMBINATION

On October 8, 1997, the Company agreed to merge with Indiana United Bancorp
(IUB). IUB is a bank and thrift holding company located in Greensburg, Indiana. Under terms of the agreement, each outstanding common share of P.T.C. Bancorp, including shares outstanding under option plans, will be converted into 1.075 common shares of IUB. The proposed transaction requires approval by regulatory authorities and shareholders of both companies. The proposed transaction is expected to be consummated by April 1998. It is expected to be accounted for as a pooling-of-interest.

                  P.T.C. Bancorp And Subsidiary
              Consolidated Condensed Balance Sheet
                     (Dollars in thousands)
                           (Unaudited)

March 31                                                 1998
Assets
 Cash and due from banks                               $ 10,119
 Federal funds sold                                      21,250
 Investment securities
  Available for sale                                     30,315
  Held to maturity                                       21,452
                                                       --------
  Total investment securities                            51,767
 Loans held for sale                                      4,467
 Loans                                                  222,666
 Allowance for loan losses                               (2,819)
                                                       --------
  Net loans                                             219,847
 Premises and equipment                                   3,938
 Other assets                                             6,368
                                                       --------
  Total assets                                         $317,756
                                                       ========
Liabilities
Deposits
 Noninterest bearing                                   $ 29,550
 Interest bearing                                       259,574
                                                       --------
  Total deposits                                        289,124
 Short-term borrowings                                      449
 Federal Home Loan Bank advances                              -
 Other liabilities                                        3,127
                                                       --------
  Total liabilities                                    $292,700
                                                       --------
Stockholders' Equity
 Common stock, $1 stated value
  Authorized - 2,000,000 shares
  Issued and outstanding - 1,026,401                      1,026
 Paid-in capital                                         10,445
 Retained earnings                                       13,428
 Accumulated other comprehensive income                     157
                                                       --------
  Total stockholders' equity                           $ 25,056
                                                       --------
  Total liabilities and stockholders' equity           $317,756
                                                       ========

See notes to consolidated condensed financial statements.

                  P.T.C. Bancorp and Subsidiary
           Consolidated Condensed Statement of Income
   (Dollars in thousands, except share and per share amounts)
                           (Unaudited)

Three Months Ended March 31                    1998      1997
Interest Income
 Loans receivable                            $5,018    $4,366
 Investment securities
  Taxable                                       456       568
  Tax exempt                                    308       327
 Balances with financial institutions            17        26
 Federal Funds sold                             260       102
                                             ------    ------
  Total interest income                       6,059     5,389
                                             ------    ------
Interest Expense
 Deposits                                     3,079     2,732
 Short-term borrowings                            6         -
 Federal Home Loan Bank advances                  -         9
                                             ------    ------
  Total interest expense                      3,085     2,741
                                             ------    ------
Net Interest Income                           2,974     2,648
Provision for loan losses                       150       190
                                             ------    ------
Net Interest Income After Provision for
  Loan Losses                                 2,824     2,458
                                             ------    ------
Other Income
 Service charges on deposit accounts            287       280
 Net realized gains on sales of securities        -         -
 Other income                                   663       471
                                             ------    ------
  Total other income                            950       751
                                             ------    ------
Other Expenses
 Salaries and employee benefits               1,226     1,054
 Premises and equipment expenses                289       280
 Data processing fees                            85        83
 Deposit insurance expense                        9         6
 Other expenses                                 595       522
                                             ------    ------
  Total other expenses                        2,204     1,945
                                             ------    ------
Net Income Before Income Tax                  1,570     1,264
Income tax expense                              502       389
                                             ------    ------
Net Income                                   $1,068    $  875
                                             ======    ======

Basic Earnings Per Share                      $1.04      $.85

Diluted Earnings Per Share                     1.02       .84

See notes to consolidated condensed financial statements.

                    P.T.C. Bancorp and Subsidiary
  Consolidated Condensed Statement of Changes in Stockholders' Equity
                       (Dollars in thousands)
                            (Unaudited)

                                                 1998     1997
Balances, January 1                           $24,229  $21,653
Comprehensive income:
 Net income                                     1,068      875
 Other comprehensive income, net of tax
   Unrealized gains(losses) on securities
     available for sale
       Unrealized holding gains(losses)
        arising during period                       6     (156)
       Reclassification adjustment for gains
        (losses) included in net income             -        -
                                              -------  -------
  Comprehensive income                          1,074      719
Cash dividends                                   (247)    (190)
Exercise of stock options                                    2
                                              -------  -------
Balances, March 31                            $25,056  $22,184
                                              =======  =======

See notes to consolidated condensed financial statements.

                  P.T.C. Bancorp and Subsidiary
         Consolidated Condensed Statement of Cash Flows
                      (Dollars in thousands)
                           (Unaudited)

Three Months Ended March 31                          1998      1997
Operating Activities
 Net income                                       $ 1,068  $    875
 Adjustments to reconcile net income to net
  cash provided by operating activities
  Provision for loan losses                           150       190
  Depreciation and amortization                       113       122
  Securities amortization, net                         21        33
  Amortization of intangible assets                    46        54
  Net change in loans held for sale                (2,887)      168
  Other adjustments                                    26      (183)
                                                  -------  --------
       Net cash provided(used) by operating
          activities                               (1,463)    1,259
                                                  -------  --------
Investing Activities
 Net change in deposits with other
  financial institutions                              999    (4,253)
 Purchase of securities available for sale         (2,857)   (2,041)
 Proceeds from maturities of securities
  available for sale                                4,908     2,548
 Purchase of securities held to maturity             (299)   (2,698)
 Proceeds from maturities of securities held
  to maturity                                       3,015     1,361
 Net change in loans                                2,455    (5,305)
 Purchase of premises and equipment                   (69)     (398)
                                                  -------  --------
      Net cash provided(used) by investing
          activities                                8,152   (10,786)
                                                  -------  --------
Financing Activities
 Net change in
  Deposits                                         (4,718)  (12,743)
  Short-term borrowings                               449
 Deposits assumed in branch acquisition,
  net of premium paid                                         6,548
 Payments on note payable                                       (92)
 Cash dividends                                      (247)     (190)
 Proceeds from issuance of stock                                  2
                                                  -------  --------
       Net cash used by financing activities       (4,516)   (6,475)
                                                  -------  --------
Net Increase(Decrease)in Cash and Cash
        Equivalents                                 2,173   (16,002)

Cash and Cash Equivalents, Beginning of Period     29,196    26,185
                                                  -------  --------
Cash and Cash Equivalents, End of Period          $31,369  $ 10,183
                                                  =======  ========
See notes to consolidated condensed financial statements.

                  P.T.C. Bancorp and Subsidiary
      Notes to Consolidated Condensed Financial Statements
          (Dollars in thousands, except per share data)
                           (Unaudited)

Note 1:  General

The significant accounting policies followed by P.T.C. Bancorp (PTC) and its wholly owned subsidiary for interim financial reporting are consistent with the accounting policies followed for annual financial reporting. All adjustments which are in the opinion of management necessary for a fair statement of the results for the periods reported have been included in the accompanying consolidated financial statements.

PTC adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income. Comprehensive income includes unrealized gains (losses) on securities available for sale, net of tax. Accumulated other comprehensive income and income tax on such income reported are as follows:

                                             Three Months Ended
                                                  March 31,
                                               1998      1997
Accumulated comprehensive income
  Balance, January 1                           $151     $ 198
  Net unrealized gains (losses)                   6      (156)
                                               ----     -----
  Balance, March 31                            $157     $  42
                                               ====     =====
Income tax expense (benefit)
  Unrealized holding gains (losses)            $  4     $(102)
  Reclassification adjustments                    -         -
                                               ====      ====

Note 2:  Acquisition

On April 30, 1998, Indiana United Bancorp of Greensburg, Indiana (IUB) acquired all of the assets of PTC through the merger of PTC with and into IUB. Pursuant to the terms of the merger agreement, stockholders of PTC received 1,136,417 shares of IUB common stock for shares of PTC common stock held.

Note 3:  Earnings Per Share

                                                 Three Months Ended
                                                      March 31,
                                                  1998        1997
Basic Earnings Per Share
Net income available to common shareholders     $1,068        $875

Weighted average common shares outstanding   1,026,401   1,024,369

Basic Earnings Per Share                         $1.04        $.85


Diluted Earnings Per Share
Net income available to common shareholders     $1,068       $ 875

Weighted average common shares outstanding   1,026,401   1,024,369

Add: Dilutive effect of assumed exercise of
stock options                                   17,560      15,157
                                            ----------   ---------
Weighted average common and dilutive
potential common shares outstanding          1,043,961   1,039,526
                                             =========   =========

  Diluted Earnings Per Share                     $1.02        $.84

          Pro Forma Combined Condensed Financial Information


The following unaudited pro forma combined condensed balance sheet as of December 31, 1997, and the pro forma combined condensed statement of income for each of the years in the three-year period ended December 31, 1997, give effect to the Merger based on the historical consolidated financial statements of Indiana United Bancorp (IUB) and its subsidiaries and the historical consolidated financial statements of P.T.C. Bancorp (PTC) and its subsidiary under the assumptions and adjustments set forth in the accompanying notes to the pro forma financial statements.

The pro forma financial statements have been prepared by the managements of IUB and PTC based upon their respective financial statements. These pro forma statements, which include results of operations as if the Merger had been consummated at the beginning of each period presented, may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future.

The following pro forma combined condensed balance sheet and condensed statements of income include:


   (a)  IUB's historical consolidated financial information.

   (b)  PTC's historical consolidated financial information.

   (c) The combined statements of IUB and PTC, which have been designated herein as "IUB/PTC Pro Forma Combined."

              Pro Forma Combined Condensed Balance Sheet
                           December 31, 1997
                               (Unaudited)
                             (In thousands)
                                                   Pro Forma
                                                  Adjustments  IUB/PTC
                                 IUB        PTC     Increase   Pro Forma
                                                   (Decrease)   Combined
Assets
Cash and due from banks      $ 12,609  $ 29,196                $ 41,805
Federal funds sold             31,350                            31,350
Interest-bearing deposits          58       999                   1,057
Investment securities
 Available for sale            70,446    32,362                 102,808
 Held to maturity                        24,182                  24,182
                             --------  --------                --------
  Total investment securities  70,446    56,544                 126,990
Loans held-for-sale                       1,580                   1,580
Loans                         247,454   225,173                 472,627
Allowance for loan losses       2,731     2,721                   5,452
                             --------  --------                --------
Net loans                     244,723   222,452                 467,175
Premises and equipment          6,402     3,982                  10,384
Goodwill                                  1,629                   1,629
Other assets                    6,163     5,611                  11,774
                             --------  --------                --------
  Total assets               $371,751  $321,993                $693,744
                             ========  ========                ========
Liabilities
Deposits                     $289,821  $293,842                $583,663
Short-term borrowings          14,669                            14,669
Federal Home Loan Bank
advances                       10,000                            10,000
Other liabilities               4,059     3,922                   7,981
                             --------  --------                --------
 Total liabilities            318,549   297,764                 616,313

Guaranteed preferred
 beneficial interests in
 Company's subordinated
 debentures                    22,425                            22,425

Stockholders' equity
Common stock                    1,251     1,026      $ 110        2,387
Additional paid-in capital     10,677    10,445       (110)      21,012
Retained earnings              18,238    12,607                  30,845
Net unrealized gain(loss) on
securities available for
sale                              611       151                     762
                             --------  --------      -----     --------
 Total stockholders' equity    30,777    24,229                  55,006
                             --------  --------                --------
Total liabilities and
stockholders' equity         $371,751  $321,993                $693,744
                             ========  ========      =====     ========

See notes to pro forma combined condensed balance sheet.

    Notes to Pro Forma Combined Condensed Balance Sheet (Unaudited)


The following pro forma adjustments are necessary to record the Merger.

      (1) To reflect exchange of shares of PTC common stock for shares of IUB common stock, retaining the historical cost basis of assets, liabilities and equity through the treatment as a pooling of interest. A total of 1,136,417 shares of IUB common stock were issued at the exchange ratio of 1.075 shares of IUB common stock for each of the 1,057,132 issued and outstanding shares of PTC common stock as of December 31, 1997 (of which 30,731 result from the exercise of stock options during April, 1998), resulting in a transfer to common stock from additional paid-in capital of $110,000 to reflect the increase in the aggregate stated value of the issued and outstanding shares of IUB common stock relative to the aggregate stated value of the currently outstanding shares of PTC common stock.

           Pro Forma Combined Condensed Statement of Income
                     Year Ended December 31, 1997
                              (Unaudited)
            (In thousands, except share and per share data)


                                                     Pro Forma
                                                    Adjustments  IUB/PTC
                                   IUB         PTC    Increase   Pro Forma
                                                     (Decrease)  Combined
Interest income                $26,230     $23,583                $49,813
Interest expense                13,086      11,911                 24,997
                               -------     -------                -------
Net interest income             13,144      11,672                 24,816
Provision for loan losses          283       1,506                  1,789
                               -------     -------                -------
Net interest income after
provision for loan losses       12,861      10,166                 23,027
Total other income               1,756       2,535                  4,291
Total other expenses             8,374       7,829                 16,203
                               -------     -------                -------
Income before income taxes       6,243       4,872                 11,115
Income taxes                     2,468       1,442                  3,910
                               -------     -------                -------
Net income                     $ 3,775     $ 3,430                $ 7,205
                               =======     =======                =======

Basic earning per share        $  3.02     $  3.35                $  3.06

Diluted earnings per share        3.02        3.30                   3.04

Average shares outstanding -
basic                        1,250,897   1,025,072              2,352,849

Average shares outstanding -
diluted                      1,250,897   1,040,233              2,369,147

           Pro Forma Combined Condensed Statement of Income
                     Year Ended December 31, 1996
                              (Unaudited)
            (In thousands, except share and per share data)

                                                     Pro Forma
                                                    Adjustments  IUB/PTC
                                                      Increase     Pro
                                   IUB        PTC    (Decrease)   Forma
                                                                Combined
Interest income                $23,967    $21,319               $45,286
Interest expense                12,006     10,897                22,903
                               -------    -------               -------
Net interest income             11,961     10,422                22,383
Provision for loan losses          150        828                   978
                               -------    -------               -------
Net interest income after
provision for loan losses       11,811      9,594                21,405
Total other income               1,502      2,349                 3,851
Total other expenses             8,619      7,103                15,722
                               -------    -------               -------
Income before income taxes       4,694      4,840                 9,534
Income taxes                     2,001      1,564                 3,565
                               -------    -------               -------
Net income                     $ 2,693    $ 3,276               $ 5,969
                               =======    =======               =======

Basic earning per share        $  2.11    $  3.17               $  2.51

Diluted earnings per share        2.11       3.13                  2.49

Average shares outstanding -
basic                        1,250,897  1,031,922             2,360,213

Average shares outstanding -
diluted                      1,250,897  1,046,388             2,375,764

           Pro Forma Combined Condensed Statement of Income
                     Year Ended December 31, 1995
                              (Unaudited)
            (In thousands, except share and per share data)


                                                      Pro Forma
                                                     Adjustments  IUB/PTC
                                                      Increase      Pro
                                   IUB        PTC    (Decrease)    Forma
                                                                 Combined
Interest income                $22,835    $19,420                 $42,255
Interest expense                11,852      9,835                  21,687
                               -------    -------                 -------
Net interest income             10,983      9,585                  20,568
Provision for loan losses           30        740                     770
                               -------    -------                 -------
Net interest income after
provision for loan losses       10,953      8,845                  19,798
Total other income               1,457      1,901                   3,358
Total other expenses             8,229      6,639                  14,868
                               -------    -------                 -------
Income before income taxes       4,181      4,107                   8,288
Income taxes                     1,652      1,200                   2,852
                               -------    -------                 -------
Net income                     $ 2,529    $ 2,907                 $ 5,436
                               =======    =======                 =======

Basic earning per share        $  1.91    $  2.86                 $  2.26

Diluted earnings per share        1.91       2.83                    2.25

Average shares outstanding -
basic                        1,250,897  1,016,476               2,343,609

Average shares outstanding -
diluted                      1,250,897  1,026,072               2,353,925

          Pro Forma Condensed Combined Financial Information


The following unaudited pro forma combined condensed balance sheet as of March 31, 1998, and the pro forma combined condensed statement of income for the year ended March 31, 1998, give effect to the Merger based on the historical consolidated financial statements of Indiana United Bancorp (IUB) and its subsidiaries and the historical consolidated financial statements of P.T.C. Bancorp (PTC) and its subsidiary under the assumptions and adjustments set forth in the accompanying notes to the pro forma financial statements.

The pro forma financial statements have been prepared by the managements of IUB and PTC based upon their respective financial statements. These pro forma statements, which include results of operations as if the Merger had been consummated at the beginning of each period presented, may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future.

The following pro forma combined condensed balance sheet and condensed statements of income include:

   (a)  IUB's historical consolidated financial information

   (b)  PTC's historical consolidated financial information

   (c) The combined statements of IUB and PTC, which have been designated herein as "IUB/PTC Pro Forma Combined."

           Pro Forma Combined Condensed Balance Sheet
                         March 31, 1998
                          (Unaudited)
                         (In thousands)

                                                Pro Forma
                                                Adjustments   IUB/PTC
                                                 Increase    Pro Forma
                              IUB        PTC    (Decrease)    Combined
Assets
Cash and due from banks   $ 11,257   $  8,621                $ 19,878
Federal funds sold          19,975     21,250                  41,225
Interest-bearing deposits       47      1,498                   1,545
Investment securities
  Available for sale        70,662     30,315                 100,977
  Held to maturity                     21,452                  21,452
                          --------   --------                --------
Total investment
 securities                 70,662     51,767                 122,429
Loans held for sale                     4,467                   4,467
Loans                      253,573    222,666                 476,239
Allowance for loan losses    2,803      2,819                   5,622
                          --------   --------                --------
Net loans                  250,770    219,847                 470,617
Premises and equipment       6,303      3,938                  10,241
Goodwill                        70      5,670                   5,740
Other assets                 5,314        698                   6,012
                          --------   --------                --------
Total assets              $364,398   $317,756                $682,154
                          ========   ========                ========
Liabilities
Deposits                  $284,021   $289,124                $573,145
Short-term borrowings       12,563        449                  13,012
Federal Home Loan Bank
advances                    10,000                             10,000
Other liabilities            4,094      3,127                   7,221
                          --------   --------                --------
Total Liabilities          310,678    292,700                 603,378

Guaranteed preferred
 beneficial interests in
 Company's subordinated
 debentures                 22,425                             22,425

Stockholders' equity
Common Stock                 1,251      1,026      $ 110        2,387
Additional paid-in
capital                     10,677     10,445       (110)      21,012
Retained earnings           18,668     13,428                  32,096
Net unrealized gain
(loss) on securities
available for sale             699        157                     856
                          --------   --------      -----     --------
Total stockholders'
equity                      31,295     25,056                  56,351
                          --------   --------                --------
Total liabilities and
stockholders' equity      $364,398   $317,756                $682,154
                          ========   ========      ====      ========

    Notes to Pro Forma Combined Condensed Balance Sheet (Unaudited)


The following pro forma adjustments are necessary to record the Merger.

      (1) To reflect exchange of shares of PTC common stock for shares of IUB common stock, retaining the historical cost basis of assets, liabilities and equity through the treatment as a pooling of interest. A total of 1,136,417 shares of IUB common stock were issued at the exchange ratio of 1.075 shares of IUB common stock for each of the 1,057,132 issued and outstanding shares of PTC common stock as of March 31, 1998 (of which 30,731 result from the exercise of stock options during April, 1998), resulting in a transfer to common stock from additional paid-in capital of $110,000 to reflect the increase in the aggregate stated value of the issued and outstanding shares of IUB common stock relative to the aggregate stated value of the currently outstanding shares of PTC common stock.

           Pro Forma Combined Condensed Statement of Income
                   Three Months Ended March 31, 1998
                              (Unaudited)
            (In thousands, except share and per share data)


                                                   Pro Forma    IUB/PTC
                                                   Adjustments    Pro
                                   IUB        PTC   Increase     Forma
                                                   (Decrease)   Combined
Interest income                 $6,885     $6,059               $12,944
Interest expense                 3,719      3,085                 6,804
                                ------     ------               -------
Net interest income              3,166      2,974                 6,140
Provision for loan losses          123        150                   273
                                ------     ------                ------
Net interest income after
 provision for loan losses       3,043      2,824                 5,867
Total other income                 412        950                 1,362
Total other expenses             2,167      2,204                 4,371
                                ------     ------               -------
Income before income taxes       1,288      1,570                 2,858
Income taxes                       508        502                 1,010
                                ------     ------               -------
Net income                      $  780     $1,068               $ 1,848
                                ======     ======               =======

Basic earning per share         $  .62     $ 1.04               $   .78

Diluted earnings per share         .62       1.02                   .78

Average shares outstanding -
basic                        1,250,897  1,026,401             2,354,278

Average shares outstanding -
diluted                      1,250,897  1,043,961             2,373,155